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                                                                     EXHIBIT 5.1
                           OPINION REGARDING LEGALITY

                                November 6, 2000

MigraTEC, Inc.
Attn:  T. Ulrich Brechbuhl,
President and Chief Financial Officer
11494 Luna Road, Suite 100
Dallas, Texas   75234-9421

         Re:  MigraTEC, Inc. Long-Term Incentive Plan

Dear Gentlemen:

         We have acted as counsel for MigraTEC, Inc., a Delaware corporation (the "Corporation"), in connection with the issuance by the Corporation of up to 7,000,000 shares of common stock (the "Shares"), $.001 par value per share, of the Corporation pursuant to the Corporation's Long-Term Incentive Plan, as amended and restated, and the Corporation's Registration Statement on Form S-8 being filed with the Securities and Exchange Commission on November 6, 2000
(the "Registration Statement"). Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Registration Statement.

We have examined originals, or copies identified to our satisfaction as being true copies, of (a) the Corporation's Certificate of Incorporation, (b) the Corporation's Bylaws, as currently in effect, (c) minutes of meetings or unanimous consents in lieu of meetings of the Corporation's board of directors and shareholders, certificates of the Corporation and public officials and statutes as we have deemed necessary for the purpose of this opinion.

         Based upon such examination and in reliance thereon, we are of the opinion that the Shares will, upon issuance in accordance with the terms contemplated in the Corporation's Long-Term Incentive Plan, including receipt prior to the issuance by the Corporation of the full consideration for the Shares, and this Registration Statement, be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the references to this Firm in the Registration Statement.

                                      Very truly yours,

                                      WINSTEAD SECHREST & MINICK P.C.

                                      By: /s/ TED SCHWEINFURTH
                                          -------------------------------------
                                          Ted S. Schweinfurth